Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated November 27, 2002, with respect to the financial statements and financial highlights of the Principal Investors Fund, Inc. in this Registration Statement under the Securities Act of 1933 (Form N-1A), filed with the Securities and Exchange Commission.


Des Moines, Iowa
December 27, 2002